Delisting Determination, The Nasdaq Stock Market, LLC, July 2, 2025, noco-noco Inc.
The Nasdaq Stock Market LLC (the Exchange) has determined to remove from listing the securities of noco-noco Inc.
effective at the opening of the trading session on August 14, 2025.
Based on review of information provided by the Company, Nasdaq Staff determined that the Company no longer qualified for listing on the Exchange pursuant to Listing Rule 5550(a)(2).
The Company was notified of the Staff determination on July 19, 2024.
On July 24, 2024 the Company exercised its right to appeal the Staff determination to the Listing Qualifications Hearings Panel (Panel) pursuant to Listing Rule 5815. Prior to the scheduled hearing date, Staff issued an Additional Staff Delist Determination Letter because the Company was in violation of Listing Rule 5450(b)(2)(A).
On August 22, 2024, the hearing was
held. On August 25, 2024 the Panel reached a decision and a Decision letter was issued on said date.
The Company was unable to meet the deadlines set forth in the Panel's decision letter dated August 25, 2024 so the Company asked for an extension.
The Panel granted an extension to the Company to give it more time to regain compliance with the Listing Rules.
The Panel confirmed its extension by issuing a Decision modification letter on October 1, 2024.
On October 10, 2024 the Company asked the Panel for another extension.
was issued to the Company on October 14, 2024.
On November 21, 2024 the Panel reached a decision and decided to suspend the Company from the Exchange.
In light of the repeated inability by the Company to meet compliance milestones outlined by the Company itself, the Panel determined to deny the request of the Company for another extension.
The repeated failure of the Company to
demonstrate compliance lead the Panel to believe it was not capable of maintaining compliance with the Listing Rules of the Exchange on a long-term basis.
The Company appealed the decision of the Panel. The Exchange reviewed all information and upheld the Panel decision to have the Company securities remain off of the Exchange.
The Company securities was suspended on November 25, 2024.
The Staff determination to delist the Company securities became final on March 26, 2025.